EXHIBIT 10.2

A copy of Amendment to Salary Continuation Plan, Retirement and
Disability for F. Wayne Pate dated April 9, 2002.

	                                              AMENDMENT
                           	TO SALARY CONTINUATION PLAN,
	                            RETIREMENT AND DISABILITY


            WHEREAS, Golden Enterprises, Inc. ("Employer") and F. Wayne Pate ("Employee") entered into a Salary Continuation Plan, Retirement and Disability ("Plan") on April 6, 1992; and

            WHEREAS, such Plan was amended on May 7, 1999; and

            WHEREAS, pursuant to the terms of the Plan, such agreement could be terminated without further liability of Employer at any time by the Employer's Board of Directors; and

            WHEREAS, Employer and Employee wish to add additional terms to the Plan and acknowledge certain original terms and intention of the Employer and Employee with regard to the Plan.

            NOW, THEREFORE, Employer and Employee hereby amend and acknowledge portions of the Plan as follows:

1. Employer and Employee hereby acknowledge and agree that Employer has not created and will not in the future create a separate fund for the payment of deferred compensation amounts due to be paid to Employee pursuant to the terms of the Plan.

2. The Employee acknowledges and agrees that for the purposes of the payment of the deferred compensation payments due Employee pursuant to the terms of the Plan, Employee is to be regarded as a general creditor of the Employer, and that all amounts due Employee are subject to the potential claims of Employer's creditors.


3. Employer and Employee hereby agree that upon Employee's retirement, the deferred compensation payments due Employee can only be terminated by Employer due to Employee's "competing" against Employer. "Competing" against Employer shall be defined as Employee being in the employ of, consulting for or providing any beneficial services (other than investing in the stock or equity of a publically-held corporation or entity, if such investment is less than 1% of the outstanding publically-held stock or equity) for any company or entity that provides goods and/or services similar to Employer.

4. Employer and Employee hereby agree that the Plan may be terminated by the Employer's Board of Directors at any time prior to retirement without further liability to Employer, however, in the event a majority of the Employer's stock is not owned, directly or indirectly, by Sloan Y. Bashinsky, Sr. ("Change of Control"), then upon the date of such Change of Control, the Plan shall not be terminable for any reason
(but shall remain subject to potential claims of the Company creditors) and the Board of Directors shall not retain any ability to terminate the Plan.

Dated this the 9th day of April, 2002.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          GOLDEN ENTERPRISES, INC.


                                          By	/S/ MARK W. MCCUTCHEON
                                                  Mark W. McCutcheon
                                                  President


                                                 /S/ F. WAYNE PATE
                                                 F. Wayne Pate - Employee







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